Exhibit 10.24
Summary of Executive Officer Compensation

Executive			Annual Compensation
Officer	Base Annual Salary	Annual Bonus	under MBO Program	Other Compensation
Robert Schneider	€350,000[1]	50% of base salary, if Registrant makes an operating profit for full year	N/A	Use of Company car
Steven Moore	$200,000[1]	50% of base salary, evenly split between three criteria: 1) no material weakness in internal controls for financial reporting; 2) achieve certain financial staff recruiting objectives by the end of Q4; and 3) reduce year over year Q4 G&A expenses by $450,000.	N/A
Colas Overkott	€200,000[1]	N/A	Up to €40,000 upon achievement of objectives in accordance with MBO Program	Use of Company car or car allowance Up to €2,500 annually for tax consulting resulting from European residency outside Germany
Ingo Zankel	€200,000	Up to €100,000 upon achievement of annual targets established by the Board of Directors and CEO.	Up to €50,000 upon achievement of objectives in accordance with MBO Program	Use of Company car or up to €1,250 monthly in car allowance
Manfred Mueller	€110,000[1]	Annual bonus of € 6,000 upon completion of specific projects.	Up to 16.67% of base salary upon achievement of objectives set by CEO.	Use of Company car

1	This number reflects the officer’s base salary as established by SCM Microsystems’ Board of Directors, prior to the officer’s participation in the executive compensation arrangement described in the Company’s Current Report on Form 8-K filed on September 21, 2004, pursuant to which such officer may opt to receive an option to purchase 50 shares of the Company’s Common Stock for each $100 reduction in annual base salary.